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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 22, 1999



COMMISSION            EXACT NAME OF REGISTRANT AS           I.R.S. EMPLOYER
FILE NUMBER           SPECIFIED IN ITS CHARTER              IDENTIFICATION NO.
-----------           ------------------------              ------------------
1-11607               DTE ENERGY COMPANY
                      (A MICHIGAN CORPORATION)              38-3217752
                      2000 2ND AVENUE
                      DETROIT, MICHIGAN 48226-1279
                      313-235-4000

1-2198                THE DETROIT EDISON COMPANY
                      (A MICHIGAN CORPORATION)              38-0478650
                      2000 2ND AVENUE
                      DETROIT, MICHIGAN 48226-1279
                      313-235-8000



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ITEM 5.  OTHER EVENTS.


          As discussed in Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the DTE Energy Company and The Detroit Edison Company (Detroit Edison) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, there are ongoing proceedings in Michigan for the deregulation of the Michigan electric public utility industry and the implementation of an open access program. In July 1998, Detroit Edison filed an application with the Michigan Public Service Commission (MPSC), indicating that accelerated amortization of Detroit Edison's Fermi 2 assets is necessary to provide a reasonable opportunity for Detroit Edison to recover its investment in Fermi 2 if the open access program established by the MPSC is to proceed. Detroit Edison's application requested accounting authority to accelerate amortization of the Fermi 2 nuclear power plant and its related regulatory assets by $164.2 million annually beginning January 1, 1999.

          In a December 28, 1998 Order, the MPSC authorized the accelerated amortization of the remaining net book balances (as of December 31, 1998) for Fermi 2 and its associated regulatory assets in a manner that will provide an opportunity for full recovery under current base rates, taking into account the related tax consequences, of those assets by December 31, 2007.

         The December 1998 Order imposes six conditions for the recovery by Detroit Edison of accelerated amortization of Fermi 2 and requires a signed acceptance. In a January 15, 1999 response, Detroit Edison requested a clarifying Order from the MPSC. Subject to receipt of the requested clarifying Order, Detroit Edison has



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         (1) reduced its rates by application of a credit equal to 2.787% ($93.8 million annually) of base rates, effective January 1, 1999;

         (2) indicated it will reduce its jurisdictional retail rates by removing the Fermi 2 regulatory asset from rate base on a pro rata jurisdictional rate basis when the regulatory asset related to Fermi 2 reaches zero, which is currently anticipated to occur January 1, 2008;

         (3) indicated that while it has no plans to sell Fermi 2, should such a sale occur, it will return to customers the difference between Fermi 2's net book value at the time of sale and the actual sale price; and the MPSC will be advised of a purchase of Detroit Edison during the accelerated amortization period so that the MPSC may determine whether the proposed transaction is in the public interest and properly balances the interests of investors and customers;

         (4) agreed that should Detroit Edison seek to abandon Fermi 2 (which it has no plans to do) during the accelerated amortization period, and only if electric generation has not been deregulated by either Michigan State or Federal action, Detroit Edison will initiate a contested case proceeding before the MPSC seeking approval of the abandonment;

         (5) agreed to fully abide by the open access program (and schedule) established by the MPSC in previous restructuring Orders; and

         (6) indicated that if its earned rate of return exceeds its authorized rate of return during the period of time that amortization of Fermi 2 is being accelerated, it will apply 50% of the excess earnings to reduce its stranded investment.

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         In guidance issued in 1997, the Emerging Issues Task Force of the
Financial Accounting Standards Board concluded that the application of Statement of Financial Accounting Standards (SFAS) No. 71 to a separable portion of a business which is subject to a deregulation plan should cease when legislation is passed and/or a rate order is issued that contains sufficient detail on a transition plan.

         Due to its acceptance of the conditions of the December 28, 1998 MPSC order, Detroit Edison discontinued application of SFAS No. 71 to the generation portion of its business and performed an impairment test on its plant assets in accordance with SFAS No. 121. The Securities and Exchange Commission in guidance issued in 1998, concluded that when an entity ceases to apply SFAS No. 71, any impaired portion of plant assets, identified for recovery by means of a regulated cash flow, should not be written off and should be treated as a regulatory asset in the separable portion of the business that still meets the criteria of SFAS No. 71.

         Accordingly, effective December 31, 1998, Detroit Edison will write off the net book value of the Fermi 2 nuclear power plant and establish a regulatory asset in the same amount, with no earnings impact.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.




                                   DTE ENERGY COMPANY
                                   --------------------------------------------
                                   (Registrant)




                                   By:      /s/ David E. Meador
                                      -----------------------------------------
                                            David E. Meador
                                            Vice President and Controller





                                   THE DETROIT EDISON COMPANY
                                   --------------------------------------------
                                   (Registrant)




                                   By:      /s/ David E. Meador
                                      -----------------------------------------
                                            David E. Meador
                                            Vice President and Controller



Date:  January 22, 1999



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